Exhibit 10.23

FIRST AMENDMENT OF
PURCHASE AND SALE CONTRACT

THIS FIRST AMENDMENT OF PURCHASE AND SALE CONTRACT (this “Amendment”) is entered into effective as of the 7 th day of August, 2009 (“Effective Date”), by and between THE TRAILS, L.P., a South Carolina limited partnership,having an address at c/o AIMCO, 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 (“ Seller”), and WHITE EAGLE PROPERTY GROUP, LLC, a New York limited liability company, having a principal address at 386 Route 59, Suite 201, Monsey, New York 10952 (“ Purchaser”).

RECITALS

A.        Seller and Purchaser entered into that certain Purchase and Sale Contract, dated as of June 24, 2009 (the “ Contract”), regarding real property located in Davidson County, Tennessee and more particularly described in the Contract.

B.         Seller and Purchaser desire to amend the Contract subject to the terms and conditions described below.

C.        All capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Contract.

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Seller and Purchaser agree as follows:

agreements

1.                  Incorporation of Recitals.  The foregoing recitals are true and correct and are incorporated herein by reference.

2.                  Purchase Price.  The total Purchase Price for the Property shall be reduced by $275,000.00 such that the Purchase Price shall be $11,475,000.00.

3.                  Additional Deposit.  Purchaser shall deliver the Additional Deposit, as defined in Section 2.2.2 of the Contract, to Escrow Agent by wire transfer of Good Funds on or before August 10, 2009.  The Deposit shall be non-refundable.

4.                  Feasibility Period and Loan Approval Period.  Purchaser hereby acknowledges and agrees that the Feasibility Period and the Loan Approval Period will expire on August 10, 2009, and Purchaser’s rights to terminate the Contract pursuant to Section 3.2 and Section 4.5.9 will be permanently waived.

5.                  Closing Date.  Section 5.1 of the Contract is hereby amended to read as follows:

“5.1.  Closing Date.  (a) The Closing shall occur on August 25, 2009 at the time set forth in Section 2.2.4 (the earlier of the foregoing (a) and (b) referred to herein as Section 2.2.3 (the “ Closing Date”) through an escrow with Escrow Agent, whereby Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means.  Notwithstanding the foregoing to the contrary, Seller shall have the option, by delivering written notice to Purchaser, to extend the Closing Date to the last Business Day of the month in which the Closing Date otherwise would occur pursuant to the preceding sentence, in connection with the Loan Assumption and Release.  Further, the Closing Date may be extended without penalty at the option of Seller either (i) to a date not later than forty five (45) days following the Closing Date specified in the first sentence of this paragraph above (or, if applicable, as extended by Seller pursuant to the second sentence of this paragraph or by the Purchaser pursuant to Section 5.1(b) hereof) or (ii) to a date following the Closing Date specified in the first sentence of this paragraph above (or, if applicable, as extended by Seller pursuant to the second sentence of this paragraph by the Purchaser pursuant to Section 5.1(b) hereof) in order to finalize the drafting with Lender and Lender's counsel of all documents necessary or desirable to accomplish the Loan Assumption and Release.”

6.                  Effectiveness of Contract.  Except as expressly stated herein, the Contract shall remain unmodified and in full force and effect.  If there is any conflict between the Contract and the terms of this Amendment, the terms of this Amendment shall control.

7.                  Counterparts.  This Amendment may be executed in multiple counterparts, and all such counterparts together shall be construed as one document.

8.                  Telecopied/Electronic Mail Signatures.  A counterpart of this Amendment signed by one party to this Amendment and telecopied or sent by electronic mail to another party to this Amendment or its counsel (i) shall have the same effect as an original signed counterpart of this Amendment, and (ii) shall be conclusive proof, admissible in judicial proceedings, of such party’s execution of this Amendment.

 [ Remainder of page intentionally left blank; signatures to follow]

IN WITNESS WHEREOF, Seller and Purchaser have entered into this First Amendment as of the date first above stated.

Seller:

THE TRAILS, L.P.,

a South Carolina limited partnership

By:       THE TRAILS GP LIMITED PARTNERSHIP,

a South Carolina limited partnership,

            its general partner

            By:       GP SERVICES XV, INC.,

                        a South Carolina corporation,

                        its general partner

                        By:  /s/John Spiegleman

                        Name:  John Spiegleman

                        Title:  Senior Vice President

Purchaser:

WHITE EAGLE PROPERTY GROUP, LLC,

a New York limited liability company

By:  /s/Jeffrey M. Weiskopf

Name:  Jeffrey M. Weiskopf

Title:  Manager